                                                                   EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT

     This Employment Agreement is entered into as of January 1, 2001 (the "Effective Date"), by and between Borland Software Corporation, a Delaware corporation and formerly known as Inprise Corporation (the "Company"), and Dale
L. Fuller (the "Executive").

     WHEREAS, the Executive is currently employed by the Company as its President and Chief Executive pursuant to a letter agreement dated April 9, 1999, as amended (the "Prior Agreement"); and

     WHEREAS, the Executive and the Company wish to enter into a new employment agreement to govern the terms of the Executive's employment relationship with the Company;

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   Duties and Scope of Employment:
          -------------------------------

          (a) Positions; Duties. The Executive shall continue to be employed by
              -----------------
the Company as its President and Chief Executive Officer, reporting solely and directly to the Company's Board of Directors (the "Board"). All other employees of the Company shall report to the Executive or his designee and not directly to the Board. During the Term (as defined below), the Executive shall have such responsibilities, duties and authorities as commensurate with chief executive officers of public entities of similar size and, in particular, shall be, in addition to being responsible for the operations of the Company, the chief external representative of the Company. For so long as the Executive remains President and Chief Executive Officer of the Company, the Board will nominate Executive to the Board and, if elected, Executive shall serve in such capacity without additional consideration.

          (b) Obligations. During the Term, the Executive shall devote
              -----------
substantially all of his business efforts and time to the Company and shall not engage in any activity that will create any conflict in interest between himself and the Company.

     2.   Term of Employment: The Executive's employment with the Company shall
          ------------------
continue until the earliest of (1) the Executive's death, (2) the termination of the Executive's employment by the Company for Cause (as defined below), (3) the termination of the Executive's employment by the Executive by reason of a Constructive Termination (as defined below) or (4) the time either party shall have given notice to the other that this Agreement shall terminate for any reason other than enumerated in clauses (1) through (3) above (such period of employment, the "Term"). Upon the termination of the Executive's employment with the Company, for any reason, neither the Executive nor the Company shall have any further obligation or liability under this Agreement to the other, except as set forth in paragraphs 4 through 19 below.

     For purposes of this Agreement, "Cause" occurs if the Executive is terminated by the Company for any of the following reasons:

     (1)  willful and continued refusal to perform his duties hereunder; or

     (2) conviction of a felony (other than a traffic violation) or any act involving moral turpitude.

No termination shall be for Cause as set forth in clause (1) above until (x) there shall have been delivered to the Executive a written notice signed by two-thirds of the Company's non-employee directors stating that the Executive has willfully and continually refused to perform his duties hereunder and specifying the particulars thereof in detail, and (y) the Executive shall have been provided thirty (30) days to cure such refusal.

     For purposes of this Agreement, a "Constructive Termination" will occur if any of the following events occurs without the Executive's prior written consent:

     (1) the relocation of the principal place of the Executive's employment to a location that is more than sixty (60) miles from Palo Alto, California;

     (2) any reduction, (other than a reduction (not to exceed ten percent (10%)) that applies, in equal percentages, to all executive officers (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended) of the Company), in Executive's Annual Salary or any material failure to timely pay any part of Executive's compensation (including, without limitation, Annual Salary and Bonus) or to materially provide in the aggregate the level of benefits contemplated herein;

     (3) any reduction or diminution (except temporarily during any period of disability) in Executive's titles or positions or any material diminution in Executive's authority, duties or responsibilities with the Company;

     (4) any material breach of this Agreement, which breach, if curable, is not cured within thirty (30) days following written notice of such breach from the Executive; or

     (5) the failure to appoint or elect the Executive to the Board at any time hereafter or the removal of Executive therefrom.

     3.   Compensation: The Executive shall be compensated by the Company for
          ------------
his services as follows:

          (a) Annual Salary: During the Term, the Company shall pay the
              -------------
Executive an Annual Salary at a rate of no less than $600,000 per annum, in accordance with the Company policy applicable to senior executives. The Executive's Annual Salary shall be reviewed from time to time by the Compensation Committee of the Board and may be increased (but not thereafter decreased) in its sole discretion (the Annual Salary in effect from time to time being referred to herein as the "Annual Salary").

          (b) Bonus: During the Term, the Company shall, upon fulfillment of
              -----
objectives previously set by the Company's compensation committee and agreed to by the Executive, pay the Executive a monthly bonus (the "Bonus") equal to one-twelfth (1/12) of the

Annual Salary in effect for the month in respect of which the Bonus is payable. The Bonus shall be prorated in respect of any partial months of service hereunder.

          (c) Benefits: The Executive shall have the right, on the same basis as
              --------
other members of senior management of the Company, to participate in and to receive benefits under any of the Company's employee benefit plans, as such plans may be modified from time to time. In addition, the Executive shall be entitled to the benefits afforded to other members of senior management under the Company's vacation, holiday and business expense reimbursement policies. Notwithstanding anything in Section 4 of Section 5 to the contrary, upon the termination of the Executive's employment with the Company, for any reason, in the event the Executive elects to continue to participate in the Company's group health insurance plans pursuant to state or federal COBRA law, the Company shall reimburse the Executive for all insurance premiums for the duration of such COBRA coverage.

     4.   Benefits Upon Termination by Company: If the Executive's employment
          ------------------------------------
with the Company is terminated by the Company for Cause, the Executive shall receive any earned but unpaid Annual Salary, Bonus or unreimbursed expenses through the date of termination and no other payments or benefits shall be made or provided to the Executive or his estate hereunder. If the Executive's employment is terminated by the Company for any reason other than for Cause, then, in lieu of any other payments or benefits hereunder, the Executive shall receive (i) any earned but unpaid Annual Salary, Bonus or unreimbursed expenses through the date of termination and (ii) subject to Section 6 hereof, a cash lump sum equal to the sum of the Annual Salary and annualized Bonus then in effect (such amount shall be calculated without regard to any reduction to Annual Salary or Bonus made in breach of this Agreement). Subject to Section 6, amounts payable pursuant to this Section 4 shall be paid to the Executive, or his estate, as the case may be, within five business days of the date the Executive's employment with the Company is terminated. Notwithstanding anything in this Agreement to the contrary, amounts payable hereunder in the event of (i) the Executive's death shall be reduced (but not below zero) by the proceeds of any Company paid life insurance received by or on behalf of the Executive's spouse, issue, estate or any beneficiary designated by the Executive and (ii) the Executive's disability shall be reduced (but not below zero) by the annualized amount payable to the Executive pursuant to the Company's long-term disability program then in effect.

     5.   Benefits Upon Termination by Executive: If the Executive's employment
          --------------------------------------
with the Company is terminated by the Executive other than by reason of a Constructive Termination, the Executive shall receive any earned but unpaid Annual Salary, Bonus or unreimbursed expenses through the date of termination and no other payments or benefits shall be made or provided to the Executive hereunder. If the Executive's employment with the Company is terminated by the Executive by reason of a Constructive Termination, then in lieu of any of any other payments or benefits hereunder, the Executive shall receive (i) any earned but unpaid Annual Salary, Bonus or unreimbursed expenses through the date of termination and (ii) subject to Section 6 hereof, a cash lump sum equal to the sum of the Annual Salary and annualized Bonus then in effect (such amount shall be calculated without regard to any reduction to Annual Salary or Bonus made in breach of this Agreement). Subject to Section 6, amounts payable pursuant to this Section 5 shall be paid to the Executive within five business days of the date the Executive's employment with the Company is terminated.

     6.   Mutual Release: In the event of the Executive's termination of
          --------------
employment with the Company under circumstances in which the Executive is entitled to a severance payment (i.e., a payment in addition to any earned but unpaid Annual Salary, Bonus or unreimbursed expenses), the parties shall execute a release substantially in the form attached hereto as Exhibit A. Execution of such release by the Executive and expiration of the revocation period referred to therein shall be a condition to the Executive's receipt of any severance benefits or payments hereunder.

     7.   Additional Payment:
          ------------------

          (a) In the event that any payment or benefit received or to be received by the Executive pursuant to this Agreement or any other Company plan, agreement or arrangement (collectively, the "Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar or successor provision (the "Excise Tax"), the Company shall pay to the Executive within ninety (90) days of the date the Executive becomes subject to the Excise Tax, an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of
(1) any Excise Tax on the Payments and (2) any federal, state and local income or employment tax and Excise Tax upon the payment provided for by this paragraph, shall be equal to the Payments.

          (b) For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax:

Any other payments or benefits received or to be received by the Executive in connection with transactions contemplated by a Change in Control event or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company), shall be treated as "parachute payments" within the meaning of Section 280G of the Code or any similar or successor provision, and all "excess parachute payments" within the meaning of Section 280G or any similar or successor provision shall be treated as subject to the Excise Tax, unless in the opinion of the Company's independent auditors such other payments or benefits (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G (or any similar or successor provision of the Code) in excess of the base amount within the meaning of Section 280G (or any similar or successor provision of the Code), or are otherwise not subject to the Excise Tax.

The amount of the Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Payments or (ii) the amount of the excess parachute payments within the meaning of Section 280G after applying paragraph (b)(1) above.

The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Section 280G of the Code.

          (c) For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

          (d) In the event that the Excise Tax is determined to be less than the amount taken into account hereunder, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax and/or a federal, state or local income or employment tax deduction) plus interest on the amount of such repayment at the rate provided in
Section 1274(b)(2)(B) of the Code.

          (e) In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

     8.   Employee Inventions and Proprietary Rights Assignment Agreement: The
          ---------------------------------------------------------------
Executive agrees to abide and be bound by the terms and conditions of the Company's Standard Employee Inventions and Proprietary Rights Assignment Agreement (attached hereto as Exhibit B).

     9.   Non-solicitation: The Executive agrees that for a period of one year
          ----------------
after the date of the termination of his employment for any reason, he shall not, either directly or indirectly, solicit (other than pursuant to general non-targeted public media advertisements) the services, or attempt to solicit the services, of any employee of the Company.

     10.  Liability Insurance.
          -------------------

          (a) The Company shall cover Executive under directors and officers liability insurance both during and, while potential liability exists, after the Term in the same amount and to the same extent, if any, as the Company covers its other officers and directors.

          (b) The Company shall during and after the Term indemnify and hold harmless Executive to the fullest extent permitted by applicable law with regard to actions or inactions taken by Executive in the performance of his duties as an officer, director and employee of the Company and its affiliates or as a fiduciary of any benefit plan of the Company and its affiliates.

     11.  Notices. All notices, requests, demands and other communications
          -------
called for hereunder shall be in writing and shall be deemed given if (a) delivered personally or by facsimile, (b) one (1) day after being sent by Federal Express or a similar commercial overnight service, or (c) three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

          If to the Company:
          Borland Software Corporation
          100 Enterprise Way
          Scotts Valley, CA  95066-3249
          Attn: General Counsel

          If to Executive:
          at the last residential address known by the Company.

     12.  Mitigation. The Executive shall not be required to seek other
          ----------
employment or otherwise mitigate the value of any severance benefits or payments contemplated by this Agreement, nor shall any benefits or payments be reduced by any earnings or benefits that the Executive may receive from any other source. Amounts payable hereunder shall not be subject to set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

     13.  Dispute Resolution: In the event of any dispute, controversy or claim
          ------------------
relating to, arising out of or in connection with this Agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race or other discrimination), the Executive and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in Santa Clara, California or such other location agreed by the parties hereto in accordance with its National Rules for the Resolution of Employment Disputes, as then in effect. The Executive acknowledges that by accepting this arbitration provision he is waiving any right to a jury trial in the event of such dispute. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of trade secrets or proprietary information.

     14.  Attorneys' Fees: The prevailing party shall be entitled to recover
          ---------------
from the losing party its attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Agreement.

     15.  Tax Withholding: All payments made and benefits provided pursuant to
          ---------------
this Agreement shall be subject to withholding of all applicable income and employment taxes.

     16.  Governing Law: The Executive and the Company agree that this Agreement
          -------------
shall be interpreted in accordance with and governed by the laws of the State of California without regard to the conflicts of laws thereof or of any other jurisdiction. The Executive and the Company hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

     17.  Successors and Assigns: This Agreement shall inure to the benefit of
          ----------------------
and be binding upon the Company and its successors and assigns. In view of the personal nature of the services to be performed under this Agreement by the Executive, he shall not have the right to assign or transfer any of his rights, obligations or benefits under this Agreement, except as otherwise noted herein.

     18.  Entire Agreement: This Agreement constitutes the entire agreement
          ----------------
between the parties with respect to Executive's employment relationship with the Company and merges and supersedes all prior agreements with respect to the Executive's employment relationship with the Company, with the exception of (i) the agreement described in Section 8, (ii) any agreements (including the provisions of Section 3(c) of the Prior Agreement) between the Executive and the Company pursuant to which the Executive has been granted equity-based awards, and (iii) any agreements entered into simultaneously with this Agreement or thereafter.

     19.  Validity: If any one or more of the provisions (or any part thereof)
          --------
of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

     20.  Modification: This Agreement may only be modified, amended, canceled
          ------------
or discharged in writing signed by the Executive and the Company's General Counsel, the Chairman of the Company (provided Executive is not Chairman) or a member of the Compensation Committee.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.

                                    BORLAND SOFTWARE CORPORATION


Dated as of: December 29, 2000      By:  /s/   Frederick A. Ball
                                        ------------------------------------
                                    Name:  Frederick A. Ball
                                    Title: Senior Vice President and Chief
                                           Financial Offier



Dated as of December 29, 2000        /s/   Dale L. Fuller
                                    ----------------------------------------
                                    Dale L. Fuller

                                   EXHIBIT A
                                   ---------

                            MUTUAL RELEASE AGREEMENT
                            ------------------------


1. Dale L. Fuller (the "Executive"), on behalf of himself and his successors, assigns, heirs and any and all other persons claiming through the Executive, if any, and each of them, shall and does hereby forever relieve, release, and discharge Borland Software Corporation (the "Company") and its affiliates and their respective predecessors, successors, assigns, owners, attorneys, representatives, affiliates, parent corporations, subsidiaries (whether or not wholly-owned), divisions, partners and their officers, directors, agents, employees, servants, executors, administrators, accountants, investigators, insurers, and any and all other related individuals and entities, if any, and each of them, in any and all capacities, from any and all claims, debts, liabilities, demands, obligations, liens, promises, acts, agreements, costs and expenses (including, but not limited to, attorneys' fees), damages, actions and causes of action, of whatever kind or nature, including, without limitation, any statutory, civil or administrative claim, or any claim, arising out of acts or omissions occurring before the execution of this Mutual Release Agreement, whether known or unknown, suspected or unsuspected, fixed or contingent, apparent or concealed (collectively referred to as "claims"), including, but not limited to, any claims based on, arising out of, related to or connected with the Executive's employment or the termination thereof, and any and all facts in any manner arising out of, related to or connected with the Executive's employment with, or termination of employment from, the Company and its subsidiaries and affiliates, including, but not limited to, any claims arising from rights under federal, state, and local laws prohibiting discrimination on the basis of race, national origin, sex, religion, age, marital status, pregnancy, handicap, ancestry, sexual orientation, or any other form of discrimination, and any common law claims of any kind, including, but not limited to, contract, tort, and property rights including, but not limited to, breach of contract, breach of the implied covenant of good faith and fair dealing, tortious interference with contract or current or prospective economic advantage, fraud, deceit, misrepresentation, defamation, wrongful termination, infliction of emotional distress, breach of fiduciary duty, and any other common law claim of any kind whatever.

2. In addition to the release set forth above, the Executive hereby voluntarily and knowingly waives all rights or claims arising under the Federal Age Discrimination in Employment Act. This waiver is given only in exchange for consideration in addition to anything of value to which the Executive would have been entitled absent this Mutual Release Agreement. Such waiver does not waive rights or claims which may arise after the date of execution of this Mutual Release Agreement. The Executive acknowledges that: (i) this waiver is written in a manner calculated to be understood by him; (ii) he has been advised to consult with an attorney before executing this release; (iii) he was given a period of twenty-one days within which to consider this release; and (iv) to the extent he executes this release before the expiration of the twenty-one-day period, he does so knowingly and voluntarily and only after consulting his attorney. The Executive shall have the right to cancel and revoke this release during a period of seven days following his execution of this release, and this release shall not become effective, and no money shall be paid to the Executive pursuant to his employment agreement with the Company dated as of December 29, 2000 (the "Employment Agreement"), until the day after the expiration of such seven-day period (the "Revocation Date"). The seven-day period of revocation shall commence upon the date of execution of this release. In order to revoke this release, the Executive shall deliver to the Company, prior to the expiration of said seven-day period, a written notice of revocation. Upon such revocation, this release shall be null and void and of no further force or effect.

3. Nothing herein shall be deemed to release the Company in respect of (i) the Executive's rights under his Employment Agreement or any other agreement with the Company (including, but not limited to, any stock option agreements or stock purchase agreements), (ii) any rights of the Executive to indemnification or reimbursement under the Company's by laws, articles of incorporation or directors and officers liability insurance policies and
     (iii) any rights the Executive may have to vested benefits under any Company employee benefit plan or program.

4. The Executive acknowledges that he has read Section 1542 of the Civil Code of the State of California, which states in full:

          A general release does not extend to claims which the creditor does not know or suspects to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

5. The Executive waives any rights that he has or may have under section 1542 of the Civil Code of the State of California to the full extent that he may lawfully waive such rights pertaining to this release, and affirms that he is releasing all known and unknown claims that he has or may have against any of the parties referred to herein.

6. The Company, on behalf of itself and its affiliates, their respective successors and assigns, and any and all other persons claiming through any and each of them, shall and does hereby forever relieve, release, and discharge the Executive and his successors, assigns, and heirs, from any and all claims, debts, liabilities, demands, obligations, liens, promises, acts, agreements, costs and expenses (including, but not limited to, attorneys' fees), damages, actions and causes of action, of whatever kind or nature, including, without limitation, any statutory, civil or administrative claim, or any claim, arising out of acts or omissions occurring before the execution of this Mutual Release Agreement, whether known or unknown, suspected or unsuspected, fixed or contingent, apparent or concealed (collectively referred to as "claims"), including, but not limited to, any claims based on, arising out of, related to or connected with the subject matter of the Executive's employment or the termination thereof, and any and all facts in any manner arising out of, related to or connected with the Executive's employment with, or termination of employment from, the Company and its subsidiaries and affiliates, including, but not limited to, statutory and common law claims of any kind, including, but not limited to, contract, tort, and property rights including, but not limited to, breach of contract, breach of the implied covenant of good faith and fair dealing, tortious interference with contract or current or prospective economic advantage, fraud, deceit, misrepresentation, defamation, wrongful termination, infliction of emotional distress, breach of fiduciary duty, and any other common law claim of any kind whatever.

7. The Company waives any rights that it may have under section 1542 of the Civil Code of the State of California to the full extent that it may lawfully waive such rights pertaining to this release, and affirms that it is releasing all known and unknown claims that it has or may have against the Executive and his successors, assigns and heirs.

8. Nothing herein shall be deemed to release the Executive in respect of the Company's rights under the Employee Inventions and Proprietary Rights Assignment Agreement that was executed by the Executive and any rights the Company has under the Employment Agreement.

Dated as of: December 29, 2000  By:   /s/   Frederick A. Ball
                                   -----------------------------------------

                                   Name: Frederick A. Ball
                                   Title: Senior Vice President and Chief
                                           Financial Offier



Dated as of: December 29, 2000        /s/   Dale L. Fuller
                                   -----------------------------------------
                                   Dale L. Fuller

                                    EXHIBIT B
                                    ---------

                          EMPLOYEE CONFIDENTIALITY AND
                          -----------------------------
                       ASSIGNMENT OF INVENTIONS AGREEMENT
                       ----------------------------------

You are being hired and paid to perform services as an employee of Borland Software Corporation ("Borland") in a capacity in which you may have access to, or contribute to, the production of highly sensitive and valuable information and material. This information and material has been developed or obtained by Borland by the investment of significant time, effort, and expense, and provides Borland with a significant competitive advantage in its business. Borland's relationship with its employees is based on trust, and each individual who works for Borland is expected to maintain a high degree of loyalty to Borland and professionalism in carrying out their responsibilities for the company. We are in a highly competitive business and we want to succeed by the rules, "fair and square." For these reasons, we ask that you carefully read, initial where indicated, sign, and adhere to the following agreement:

1. Please read the attached definition of "Borland Confidential Information" in Exhibit A.

In consideration for your employment and the compensation to be paid to you for your services, you agree to keep Borland Confidential Information in strict confidence during the term of your employment and for three (3) years after such term of employment. ______ (initial)

This means that you agree not to reveal, report, publish, disclose, transfer or use, directly or indirectly, for any purposes whatsoever, any Borland Confidential Information, except in the course of your work for Borland. This obligation of confidentiality commences on your first day of employment and continues for three years after your employment with Borland has ended.

2. Borland is interested in employing you because of your skills and abilities -- not because of any trade secrets or confidential information you may have learned elsewhere. Thus, it is Borland's policy to avoid situations where information or materials might come into our hands that are considered proprietary by individuals or companies other than Borland. It is important that you take care not to bring, even inadvertently, any books, drawings, notes, materials, etc., except your own personal effects, that you may have in your possession relating to any of your former employers.

You agree not to disclose to Borland any confidential or proprietary information belonging to any previous employer or others. ______ (initial)

3. If you know of any obligations or information that may conflict with your work for Borland, let us know.

You agree to inform Borland of any apparent conflict between your work for Borland and (i) any obligations you may have to preserve the confidentiality of another's proprietary information or materials, (ii) any rights you claim to any patent, copyrights, trade secrets, or other inventions or ideas, or (iii) any patent, copyrights, trade secrets, inventions or ideas of any person or company not connected with Borland before performing that work. ______ (initial)

Without such notice, Borland may conclude that no such conflict exists. To the extent the conflict relates to your personal rights, you agree thereafter to make no claim against Borland with respect thereto. Borland shall receive all such disclosures in confidence.

4. Borland Confidential Information, and whatever you create while working at Borland, is owned by

Borland.  In part, that is what we're paying you for.

You agree that, upon creation, all right, title, and interest in any protectable developments, including Borland Confidential Information, becomes and shall remain the exclusive property of Borland. Any copyrightable material created as a result of any work you do for Borland during the term of your employment shall be considered a "work made for hire" of Borland under the U.S. Copyright Act, 17 U.S.C. 101. You agree that you will sign any papers necessary with respect to patents, copyrights, or trademarks to confirm and protect the interest of Borland in the protectable developments and Confidential Information. Further you agree not to file for or obtain in your name any patent, copyright or trademark registration covering any developments made during your employment with Borland, unless Borland approves such filing in writing in advance. You hereby irrevocably transfer all ownership of such developments (including any and all patent rights, copyrights, trade secret rights, and other proprietary rights therein) to Borland. You agree immediately to disclose to Borland all protectable developments, including Borland Confidential Information, developed in whole or in part by you during the term of your employment with Borland. If Borland is unable for any reason whatsoever, including your mental or physical incapacity, to secure your signature on a document to apply for or pursue patent, trademark or copyright registrations or any document transferring ownership thereof, resulting from your work for Borland, you hereby irrevocably designate and appoint Borland and its duly authorized officers and agents, as your agents and attorneys-in-fact to act for and in behalf of you, and instead of you, to execute and file any documents and to do all other lawful acts to further the above purposes with the same legal force and effect as if executed by you. This appointment is coupled with an interest in and to the inventions and works of authorship and shall survive your death or disability. ______ (initial)

5. But we do not own everything you do. The foregoing shall not apply to any invention for which no equipment, supplies, facilities, or Borland Confidential Information was used, which was developed entirely on your own time, and which does not in any way (i) relate to the business of Borland, (ii) relate to Borland's actual or demonstrable anticipated research or development, or (iii) result from any work performed by you for Borland. This confirms that we recognize your rights under Section 2870 of the California Labor Code (or similar rights if you work for us in another state).

You agree that you have provided a complete list in Exhibit B of all patents, patent applications or inventions that you believe to be patentable and which are owned by you or by others, conceived or made by you prior to your employment by Borland. With respect to patent applications or inventions of others that you are required to maintain in confidence, the listing should be general, e.g., by title, so that no confidential information of others is disclosed to Borland. If no such list is attached in Exhibit B, you represent that you have not made, conceived or reduced to practice any such patent rights or patentable ideas, and you agree that Borland shall have a royalty-free license under such inventions and related patents or other rights to make, use and sell any product covered thereby. ______ (initial)

6. You and Borland's other employees are extremely important to us. Because of the nature of our business and the intangible nature of our trade secrets, it is necessary to afford Borland fair protection from the loss of our employees.

You agree, for a period ending one (1) year after the termination of your employment with Borland, not to solicit, or attempt to solicit, directly or indirectly, any individual who is an employee of Borland, whether for or on behalf of you or for any entity in which you have a direct or indirect interest whether as a proprietor, partner, stockholder, employee, agent, representative, or otherwise. ______ (initial)

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

7. Should you leave Borland, we would expect you, and any future employer of yours, to demonstrate the same professionalism that we now expect from you and our own employees.

You agree, upon the termination of your employment with Borland, to turn over to Borland all notes, data, diskettes, tapes, reference items, sketches, drawings, memoranda, records, and other materials in your possession or control which in any way relate to any of the Borland Confidential Information, and not to make any further use of such material. ______ (initial)

8. In view of the fact that the principal office of Borland is located in the State of California, it is understood and agreed that the construction and interpretation of this agreement shall at all times and in all respects be governed by the substantive laws of the State of California without regard to conflicts or choice of law rules thereof or of any other jurisdiction. Nothing contained in this Agreement shall restrict the right of Borland to terminate your employment or position at any time, with or without notice and with or without cause. By your execution of this Agreement you acknowledge and agree
that your employment is "at will."   The term "at will" means that both you and
Borland have the right to terminate employment any time with or without advanced notice, and with or without cause. This "at will" employment relationship can be varied only in a writing that is signed by the Senior Vice President of Corporate Services, or a similarly situated executive, of Borland. From time to time it may be necessary to have you execute documents confirming Borland's ownership of the results of your work for Borland and you agree to execute such documents as Borland may request from time to time whether during your employment or thereafter.

You agree that the breach or alleged breach by Borland of (i) any term or condition contained in another agreement (if any) between you and Borland or
(ii) any obligation owed to you by Borland, shall not affect the validity or enforceability of the terms of this Agreement. This Agreement, together with any accepted offer letter for your employment, constitutes the full and complete understanding between you and Borland with respect to the subject matter hereof and supersedes all prior and contemporaneous representations and understandings, whether written or oral, all of which are hereby cancelled to the extent they are not specifically merged into this Agreement. There are no other promises, agreements, or representations, oral or written, upon which you have relied in entering into employment with Borland. ______ (initial)

I have carefully read and considered the provisions of this agreement. I understand and acknowledge that the terms and conditions set forth herein are fair and appear reasonably required for the protection of Borland and its business. ______ (initial)

I acknowledge receipt of a copy of this agreement.


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Print Name:

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Date Signed:

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Signature:

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Social Security Number:

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Mailing Address:

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City, State and Zip Code:

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

                                   Exhibit A

Definition of Borland Confidential Information


For purposes of this Confidentiality Agreement, "Borland Confidential Information" shall mean and include the following types of information (whether or not reduced to writing or placed in any tangible medium of expression, and whether or not patentable or protectable by copyright):

 .    information or material proprietary to Borland or treated as confidential by Borland and not generally known by non-Borland personnel, which you develop or which you may obtain knowledge of or access to, through or as a result of your relationship with Borland (including information conceived, originated, discovered, or developed in whole or in part by you);

 .    discoveries, ideas, inventions, concepts, software in various stages of development, source code, object code, designs, drawings, specifications, techniques, models, data, documentation, diagrams, flow charts, research, development, processes, procedures, "know-how;"

 .    marketing techniques and materials, marketing and development plans;

 .    product development and distribution; plans for future development and distribution;

 .    operational methods, technical processes and other business affairs and methods;

 .    customer names, licensing and royalty arrangements, and other information related to customers;

 .    price lists, pricing policies, profits, sales, financial information;

 .    and employee information.

Borland Confidential Information also includes any information or materials obtained by Borland from third parties in confidence (or subject to nondisclosure or similar agreements), whether or not owned or developed by Borland.

Failure to mark any of the Borland Confidential Information as confidential or proprietary shall not affect its status as being part of the Borland Confidential Information. Information that is publicly known or generally employed by the trade at or after the time you first learn of such information, or generic information or knowledge which you would have learned in the course of similar employment or work elsewhere in the trade, shall not be deemed part of the Borland Confidential Information.

                                    Exhibit B

List of Prior Patents and Inventions


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